UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §14a-11(c) or Rule 14a-12

SENORX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule, or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2008

To our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of SenoRx, Inc. (“SenoRx”). The meeting will be held at our principal executive offices located at 11 Columbia, Suite A, Aliso Viejo, California 92656 at 10:00 a.m. local time on June 5, 2008, for the following purposes:

1.	To elect one Class I director, to serve for a three-year term which will expire at the 2011 Annual Meeting of Stockholders or until such time as a successor has been duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The meeting will begin promptly at 10:00 a.m. local time, and check-in will begin at 9:30 a.m. local time. Only those who are SenoRx (Nasdaq: SENO) common stockholders of record at the close of business on April 14, 2008 will be entitled to receive notice of, and vote at, the Annual Meeting and any postponements or adjournments of the meeting. If you are a stockholder of record, you will be asked to present proof of identification for admission to the annual meeting. If your shares are held in the name of a broker, bank or other nominee, you may be asked to present a statement from your broker, bank or other nominee, reflecting your beneficial ownership of SenoRx common stock as of April 14, 2008 as well as a proxy from the record-holder to you, for admission to the 2008 Annual Meeting. Please be prepared to provide this documentation if requested.

For a period of at least 10 days prior to the meeting, during normal business hours, at our principal executive offices located at 11 Columbia, Suite A, Aliso Viejo, California 92656, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose in connection with the Annual Meeting.

By order of the Board of Directors,

By:
Lloyd H. Malchow
President, Chief Executive Officer and Director

Aliso Viejo, California

May 11, 2008

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY. YOU MAY VOTE THROUGH THE INTERNET OR BY TELEPHONE, IN EACH CASE AS INSTRUCTED ON THE ENCLOSED PROXY CARD; OR, YOU MAY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

i

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2008

The Board of Directors of SenoRx, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2008 Annual Meeting of Stockholders to be held on June 5, 2008, beginning at 10:00 a.m., local time, at our principal executive offices located at 11 Columbia, Suite A, Aliso Viejo, California 92656, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement: the terms “we,” “our,” “SenoRx” and the “Company” each refer to SenoRx, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission on March 21, 2008, which you should read; and the term “Annual Meeting” means our 2008 Annual Meeting of Stockholders.

We are sending these proxy materials on or about May 11, 2008 (the “Proxy Date”), to all stockholders of record at the close of business on April 14, 2008 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date which was April 14, 2008. As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is the purpose of the annual meeting?	At our meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement. In addition, management will report on the performance of our Company and respond to questions from stockholders.

Who is entitled to attend the meeting?

You are entitled to attend the meeting only if you were a SenoRx stockholder (or joint holder) of record as of the close of business on April 14, 2008, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:30 a.m., local time.

Who is entitled to vote at the meeting?	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the meeting, and at any postponements or adjournments thereof.

How many shares must be present or represented to conduct business?	The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What will be voted on at the meeting?

The items of business scheduled to be voted on at the meeting are as follows:

1.      the election of a nominee to serve as a Class I director on our Board; and

2.      the ratification of the appointment of our independent registered public accounting firm for the 2008 fiscal year.

These proposals are described more fully below in this proxy statement. As of the date of this proxy statement, the only business that our Board intends to present or knows of that others will present at the meeting is set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board recommend that I vote?	Our Board recommends that you vote your shares “FOR” the director nominee and “FOR” the ratification of the appointment of the independent registered public accounting firm for the 2008 fiscal year.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to SenoRx or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. SenoRx stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope. In addition, if you are a stockholder of record, you may grant a proxy to vote your shares at the annual meeting by telephone, by calling 1-800-652-8683 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 10:59 p.m. Pacific Time on June 4, 2008, the day before the annual meeting. Alternatively, as a stockholder of record, you may vote via the Internet at any time prior to 10:59 p.m. Pacific Time on June 4, 2008, the day before the annual meeting, by going to http://www.investorvote.com to create an electronic ballot. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card. If your shares are held in street name, your proxy card may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?

You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within SenoRx or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to SenoRx management.

How are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Director. You may vote “FOR” the director nominee, “AGAINST” the director nominee, or you may choose to “WITHHOLD” your vote for the director nominee by striking through the nominee’s name on your proxy. The director nominee receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as the Class I director. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of our independent registered public accounting firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you choose to “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” our nominee to the Board and “FOR” ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The election of a director and the ratification of the appointment of independent registered public accounting firm are considered routine matters. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” our nominee to the Board and “FOR” ratification of the independent registered public accounting firm. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?	Other than the two proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Kevin Cousins (our Vice President, Finance and Chief Financial Officer) and Lloyd H. Malchow (our President and Chief Executive Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, the nominee for director is not available as a candidate, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our Board.

Who will serve as inspector of election?	We expect a representative of Computershare Trust Company, N.A., our transfer agent, to tabulate the votes and act as inspector of election at the meeting.

What should I do if I receive more than one proxy?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each SenoRx proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who is paying the costs?	Your vote is being solicited on behalf of our Board and we will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement.

How can I find out the results of the voting?	We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

What is the deadline for proposing action or director candidates?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the SenoRx proxy statement for the annual meeting to be held in 2009, the written proposal must be received by the Secretary of the Company at our principal executive offices no earlier than February 20, 2009 and not later than March 21, 2009. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail next year’s proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the U.S. Securities and Exchange Commission (the “SEC”). Proposals should be addressed to:

Secretary

SenoRx, Inc.

11 Columbia, Suite A

Aliso Viejo, California 92656

Nomination of Director Candidates: If you wish to propose a director candidate for consideration by our Board, your recommendation should include information required by the Bylaws of SenoRx and should be directed to the Secretary of SenoRx at the address of our principal executive offices set forth above. In addition, the stockholder must submit the recommendation within the time period set forth above for Stockholder Proposals.

Copy of Bylaw Provisions: You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information concerning our executive officers and directors as of April, 1, 2008:

Name	Age	Position
Lloyd H. Malchow	54	President, Chief Executive Officer and Director
Kevin J. Cousins	53	Vice President, Finance and Chief Financial Officer
Paul Lubock	52	Chief Technology Officer
William F. Gearhart	60	Vice President, Sales and Marketing
Eben S. Gordon	53	Vice President, Regulatory Affairs and Quality Assurance
Kim D. Blickenstaff(2)	55	Director
Vickie L. Capps(1)	46	Director
Frederick J. Dotzler(2)	62	Director
John L. Erb(1)	59	Director
Jesse I. Treu, Ph.D.(2)(3)	60	Director
Gregory D. Waller(1)	58	Director

(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Dr. Treu has notified us that he will not stand for re-election at our 2008 Annual Meeting of Stockholders.

Lloyd H. Malchow. Mr. Malchow joined us as our President and Chief Executive Officer and director in May 1999. From 1993 to 1999, Mr. Malchow held various positions at Penederm, a publicly traded drug delivery company acquired by Mylan Laboratories in 1998, including Chief Executive Officer, President and Chief Operating Officer. Prior to Mr. Malchow’s employment with Penederm, Mr. Malchow held various positions at Allergan, a pharmaceutical and medical device company, including corporate Operating Committee member, vice president positions in sales and business development for Allergan’s ophthalmology and dermatology divisions, and skin care division General Manager. Prior to this time, Mr. Malchow was the Director of Sales at the American Medical Optics Division of American Hospital Supply, a provider of medical supplies and medical devices. Mr. Malchow earned his B.A. in Government and Communication from Carroll College, his M.A. from the University of Maryland and his M.B.A. from Pepperdine University.

Kevin J. Cousins. Mr. Cousins has served as our Chief Financial Officer and Vice President, Finance since March 2002. From May 2001 to March 2002, Mr. Cousins served as a financial consultant to us. From January 2000 to May 2001, Mr. Cousins served as Director of Finance at IntraLase, a manufacturer of laser products for vision correction. Prior to January 2000, Mr. Cousins was the Director of Finance at Biopsys Medical, a manufacturer of products for the diagnosis of breast cancer, and held various finance positions at BBI Source Scientific and T-Chem Products. Mr. Cousins earned his B.A. in Business Administration from California State University, Fullerton, and his M.S. in Taxation from Golden Gate University, and was certified as a C.P.A. in 1980.

Paul Lubock. Mr. Lubock is one of our co-founders and has served as our Chief Technical Officer since October 1999. Mr. Lubock also served on our Board from our inception in January 1998 to December 2001 and served as our Chief Operating Officer from January 1998 to October 1999. Prior to January 1998, Mr. Lubock was the co-founder and a principal at Abacus Design & Development, a medical product development company, and the founder of Laparomed, a laparoscopic medical device company acquired by Advanced Surgical in 1994. Mr. Lubock held various positions at Laparomed, including President, Vice President, Engineering and served on its board of directors. Mr. Lubock earned his B.A. in Applied Mechanics and Engineering Science from the University of California, San Diego and his M.S. in Mechanical Engineering from the University of California, Berkeley.

William F. Gearhart. Mr. Gearhart joined us as our Vice President, Sales and Marketing in December 1999. Prior to December 1999, Mr. Gearhart held management positions at a number of medical device companies, including Vice President, Sales and Marketing at Micro Therapeutics, a manufacturer of devices for the treatment of neuro and peripheral vascular diseases, Vice President of Sales and Marketing at Interventional Technologies, a manufacturer of devices for use in interventional cardiology, which was acquired by Boston Scientific in 2001, and Vice President of Sales and Marketing at Pfizer, a pharmaceutical company. Mr. Gearhart earned his B.S. in Business from the University of Pennsylvania, his M.B.A. from the University of Michigan and his J.D. from William Mitchell College of Law.

Eben S. Gordon. Mr. Gordon joined us as our Vice President, Regulatory Affairs and Quality Assurance in March 2006. From May 2005 to March 2006, Mr. Gordon served as Vice President, Regulatory Affairs and Quality

Assurance at ReVision Optics, a manufacturer of ophthalmic devices. From November 2001 to May 2005, Mr. Gordon held various positions at Endocare, a manufacturer of devices for the treatment of urological conditions, including Vice President, Regulatory Affairs and Quality Assurance and Senior Director, Regulatory Affairs. From November 1996 to November 2001, Mr. Gordon held various positions at Micro Therapeutics, including Director, Regulatory Affairs and Quality Assurance. Mr. Gordon earned his B.S. in Zoology at California Polytechnic University.

Kim D. Blickenstaff. Mr. Blickenstaff has served on our Board since March 2002. Since September 2007, Mr. Blickenstaff has served as the Chief Executive Officer and as a member of the board of directors of Tandem Diabetes Care, a privately-held medical device company. Mr. Blickenstaff currently serves as chairman of the board of directors of Medivation, a publicly-traded drug development company. From April 1988 until its acquisition in June 2007, Mr. Blickenstaff served as Chief Executive Officer and as a member of the board of directors of Biosite Incorporated, a publicly-traded manufacturer of medical diagnostic products. From 2001 to September 2007, Mr. Blickenstaff served as a member of the board of directors of DexCom, a publicly-traded developer of glucose monitoring devices. Prior to 1998, Mr. Blickenstaff held various positions in finance, operations, research management, sales management, strategic planning, and marketing with Baxter, National Health Laboratories and Hybritech. Mr. Blickenstaff earned his B.A. in Political Science at Loyola University, Chicago and his M.B.A. at the Graduate School of Business, Loyola University, Chicago.

Vickie L. Capps. Ms. Capps has served on our Board since June 2007. Since July 2002, Ms. Capps has been a senior executive at DJO Incorporated, a medical device company that recently was taken private, serving as its Executive Vice President and Chief Financial Officer since April 2006. From September 2001 to July 2002, Ms. Capps served as Senior Vice President, Finance and Administration and Chief Financial Officer at AirFiber, a privately held provider of broadband wireless solutions. From June 1999 to June 2001, Ms. Capps served as Vice President of Finance and Administration and CFO for Maxwell Technologies, Inc. Ms. Capps also served ten years as a senior audit and accounting professional for Ernst & Young LLP and is a California Certified Public Accountant. Ms. Capps earned her B.S. in Business Administration/Accounting from San Diego State University.

Frederick J. Dotzler. Mr. Dotzler has served on our Board since March 2003 and previously served on our board of directors from March 1998 to March 2002. Mr. Dotzler has been a Managing Director of De Novo Ventures, a venture capital firm he co-founded, since March 2000 and a General Partner of Medicus Venture Partners, a venture capital firm, since February 1989. Prior to February 1989, Mr. Dotzler was a General Partner of Crosspoint Venture Partners, a venture capital firm. Mr. Dotzler previously held management positions in marketing, sales, manufacturing and acquisitions with IBM, Millipore, Searle, and Merrimack Laboratories. Mr. Dotzler serves on the board of directors of several privately-held companies. Mr. Dotzler earned his B.S.I.E. in Industrial Engineering at Iowa State University, his M.B.A. at the University of Chicago and an advanced degree in Economics at the University of Louvain, Belgium.

John L. Erb. Mr. Erb has served on our Board since December 2001. Since January 2008, Mr. Erb has served as the Chief Executive Officer of Cardia Access, Inc., a privately-held medical device developer. From January 2007 until January of 2008, Mr. Erb served as Executive Chairman of the Board of CHF Solutions, a privately-held manufacturer of products for the treatment of congestive heart failure. From November 2001 through December 2006, Mr. Erb served as Chief Executive Officer of CHF Solutions and served as a member of its board of directors until January 2008. From March 1997 through November 2001, Mr. Erb was President and Chief Executive Officer of IntraTherapeutics, a manufacturer of peripheral stents, which was acquired by Sulzer Medica in February 2001. Mr. Erb serves on the board of directors of two publicly-traded companies, CryoCath Technologies, a developer of products for the treatment of cardiovascular disease, and Vascular Solutions, a developer of devices for the treatment of peripheral vascular disease, and serves on the board of directors of several privately-held companies. Mr. Erb earned his B.A. in Business Administration at California State University, Fullerton.

Jesse I. Treu, Ph.D. Dr. Treu served on our Board from October 1999 until our 2008 Annual Meeting of Stockholders. Since January 1986, Dr. Treu has been a General Partner and Managing Member of Domain Associates, a venture capital firm. Prior to January 1986, Dr. Treu held a number of management and corporate staff positions in the medical industry, including positions at General Electric and Technicon Instruments. Dr. Treu serves on the board of directors of one publicly-traded company, Somaxon Pharmaceuticals, a pharmaceutical company, as well as on the board of directors of several privately-held companies. Dr. Treu earned his B.S. in Physics from Rensselaer Polytechnic Institute and his M.A. and Ph.D. in Physics at Princeton University.

Gregory D. Waller. Mr. Waller has served on our Board since May 2006. Since March 2006, Mr. Waller has been the Chief Financial Officer at Universal Building Products, a manufacturer of concrete construction accessories. From August 1993 to May 2005, Mr. Waller held various positions, including Chief Financial Officer, Vice President, Finance and Treasurer, at Sybron Dental Specialties, a publicly-traded company that manufactures dental products. From July 1989 to August 1993, Mr. Waller was the Vice President, European Operations at Kerr and from December 1980 to July 1989, was the Vice President and Controller at Ormco, each a wholly-owned subsidiary of Sybron Dental Specialties. Mr. Waller serves on the board of directors of Alsius, Cardiogenesis, Clarient and Endologix, all publicly-traded life science companies, and on the board of directors of one privately-held company. Mr. Waller earned both his B.A. in Political Science and his M.B.A. from California State University, Fullerton.

Executive Officers

Our executive officers are elected by, and serve at the discretion of, our Board. There are no family relationships among our directors and officers.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of SenoRx common stock as of March 31, 2008, except where otherwise noted, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•

each of our executive officers named in the summary compensation table on page 22 of this Proxy Statement (our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers);

•	each of our directors; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole voting power, shared voting power, or investment power and includes any shares that the individual has the right to acquire within 60 days of March 31, 2008 through the exercise of any stock option or other right. The number and percentage of shares “beneficially owned” is computed on the basis of 17,210,568 shares of SenoRx common stock outstanding as of March 31, 2008. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2008 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and dispositive power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for whom an address is not otherwise provided is c/o SenoRx, Inc., 11 Columbia, Suite A, Aliso Viejo, California 92656.

	Beneficial Ownership			Percentage of Shares Outstanding
Name and Address of Beneficial Owner	Shares		Options and Warrants Exercisable Within 60 Days	Approximate Percentage Owned(1)
Funds affiliated with MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	2,242,379	(2)	—	13.0%
Funds affiliated with Domain Associates One Palmer Square Suite 515 Princeton, NJ 08542	1,247,849	(3)	—	7.3%
Funds affiliated with Mayfield Fund 2800 Sand Hill Road Suite 250 Menlo Park, CA 94025	896,039	(4)	—	5.2%
Funds affiliated with Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	1,310,664	(5)	—	7.6%
Lloyd H. Malchow	469,769		164,426	3.7%
Kevin J. Cousins	46,999		29,640	*
Paul Lubock	258,141	(6)	17,509	1.6%
William F. Gearhart	—		106,374	*
Eben S. Gordon	14,285		18,849	*
Kim D. Blickenstaff	—		28,885	*
Vickie L. Capps	5,000		6,111	*
Frederick J. Dotzler	727,515	(7)	9,839	4.3%
John L. Erb	—		28,885	*
Jesse I. Treu, Ph.D.	1,247,849	(3)	9,839	7.3%
Gregory D. Waller	—		17,457	*
All directors and named executive officers as a group (11 persons)	2,769,558		437,814	18.2%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)	Based upon 17,210,568 shares of common stock outstanding as of March 31, 2008.
(2)	Includes 1,511,814 shares held by MPM BioVentures II-QP, L.P. (“BV II QP”), 166,833 shares held by MPM BioVentures II, L.P. (“BV II”), 31,392 shares held by MPM Asset Management Investors 2001 LLC (“AM 2001”) and 532,340 shares held by MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG (“BV KG”). MPM Asset Management II, L.P. and MPM Asset Management II LLC (“AM II LLC”) are the direct and indirect general partners of BV II QP, BV II and BV KG. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Michael Steinmetz and Kurt Wheeler are members of AM II LLC and AM 2001. Each individual disclaims beneficial ownership of all such shares, except to the extent of his proportionate pecuniary interest therein.
(3)	Includes 1,194,783 shares held by Domain Partners IV, L.P., 21,915 shares held by DP IV Associates, L.P. and 31,151 shares held by One Palmer Square Associates IV, L.L.C. One Palmer Square Associates IV, L.L.C. is the general partner of Domain Partners IV, L.P. and DP IV Associates, L.P. James Blair, Brian Dovey, Kathleen Schoemaker and Jesse Treu are managing members of One Palmer Square Associates IV, L.L.C. and share voting and investment power with respect to shares held by Domain Partners IV, L.P. and DP IV Associates, L.P. Each managing member disclaims beneficial ownership of all such shares, except to the extent of his or her proportionate pecuniary interest therein.
(4)	Includes 851,239 shares held by Mayfield IX, a Delaware Limited Partnership and 44,800 shares held by Mayfield Associates Fund IV, a Delaware Limited Partnership. Mayfield IX Management L.L.C. is the general partner of Mayfield IX and Mayfield Associates Fund IV. Yogen K. Dalal, F. Gibson Myers, Jr., Kevin A. Fong, William D. Unger, Wendell G. Van Auken III and A. Grant Heidrich, III are managing directors of Mayfield IX Management L.L.C. and share voting and investment power with respect to shares held by Mayfield IX and Mayfield Associates Fund IV. Each managing director disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(5)	Includes 822,868 shares held by Wells Fargo & Company and 380,092 shares held by Wells Capital Management Incorporated, a subsidiary of Wells Fargo & Company.
(6)	4,001 of these shares are subject to our right of repurchase as of March 31, 2008.
(7)	Includes 570,423 shares held by De Novo (Q) Ventures I, L.P. and 112,872 shares held by De Novo Ventures I, L.P. De Novo Management, L.L.C. is the general partner of De Novo (Q) Ventures I, L.P. and De Novo Ventures I, L.P. Frederick Dotzler, David Mauney, Richard Ferrari and Jay Watkins are managing directors of De Novo Management, L.L.C. and share voting and investment power with respect to shares held by De Novo (Q) Ventures I, L.P. and De Novo Ventures I, L.P. Each managing director disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2007, all reports were timely filed, with the exceptions noted herein.

In connection with the receipt of stock option grants each in the amount of 20,000 shares of our common stock that occurred on March 28, 2007, two amended Form 4 reports were filed by Jesse I. Treu, Ph.D. on May 11, 2007 and June 26, 2007, one late Form 4 report was filed by Kurt C. Wheeler on May 24, 2007 and one late Form 4 report was filed by each of Kim D. Blickenstaff, Frederick J. Dotzler, John L. Erb and Gregory D. Waller on May 29, 2007.

In connection with the receipt of stock option grants each in the amount of 6,750 shares of our common stock that occurred on June 1, 2007, one late Form 4 report was filed by Jesse I. Treu, Ph.D. on August 15, 2007, one late Form 4 report was filed by Kurt C. Wheeler on August 20, 2007, one late Form 4 report was filed by Kim D. Blickenstaff on September 19, 2007, and one late Form 4 report was filed by each of Frederick J. Dotzler, John L. Erb and Gregory D. Waller on September 14, 2007.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

As of the date of this Proxy Statement, our Board consists of seven directors. Our Board has the authority to further increase the size of the Board from time to time. The current directors are Lloyd H. Malchow, Vickie L. Capps, Kim D. Blickenstaff, Frederick J. Dotzler, John L. Erb, Jesse I. Treu and Gregory D. Waller. Our Board has determined that Ms. Capps and Messrs. Blickenstaff, Dotzler, Erb, Treu and Waller are independent directors under the listing standards established by the rules of the NASDAQ Stock Market, Inc. (“Nasdaq”).

Board and Committee Meetings

In the year ended December 31, 2007, the Board of Directors held eight regular meetings. The Board has two standing committees: the audit committee and the compensation committee. None of the members of the audit or compensation committees were an officer or employee of our company in 2007. From time to time, our Board may also create ad hoc committees for special purposes. The Audit Committee met three times during 2007. The Compensation Committee met one time during 2007. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees on which he or she served that were held in 2007. We also encourage, but do not require our Board members to attend the annual meetings of our stockholders. We were a private company in 2007 and as such, did not hold an Annual Meeting in 2007. The function and membership, as of March 31, 2008, of each of these committees is described below.

Name of Director	Audit Committee	Compensation Committee
Lloyd H. Malchow	—	—
Vickie L. Capps.	member	—
Kim D. Blickenstaff	—	member
Frederick J. Dotzler	—	member
John L. Erb.	member	—
Jesse I. Treu, Ph.D (1).	—	member*
Gregory D. Waller	member*	—

*	Indicates the chairman of each standing committee of the Board.
(1)	Dr. Treu has notified us that he will not stand for re-election at our 2008 Annual Meeting of Stockholders.

Audit Committee. Our audit committee is a standing committee of, and operates under a written charter adopted by, our Board. The audit committee recommends the appointment of our independent auditors, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent auditors, including the results and scope of their financial statement audit. The audit committee is chaired by Mr. Waller and also includes Mr. Erb and Ms. Capps, each of whom is independent within the meaning of applicable SEC and NASDAQ rules. The composition and functioning of our audit committee comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, The NASDAQ Global Market and SEC rules and regulations. We intend to comply with additional requirements to the extent they become applicable to us in the future.

Compensation Committee. Our compensation committee is a standing committee of, and operates under a written charter adopted by, our Board. The compensation committee reviews, makes recommendations to our Board and determines compensation and benefits for all of our executive officers, administers our stock plans, and establishes and reviews general policies relating to compensation and benefits for our employees. The compensation committee is chaired by Dr. Treu until the time of our 2008 Annual Meeting of Stockholders and is currently comprised of Messrs. Treu, Blickenstaff and Dotzler, each of whom is independent within the meaning of applicable SEC and NASDAQ rules. Our Board intends to appoint a replacement qualified member to the compensation committee and a new chairman at its earliest opportunity. Additionally, the compensation committee may delegate its authority to subcommittees and to a non-officer stock option committee comprised of at least one member of our Board, who may be our Chief Executive Officer. The composition and functioning of our compensation committee comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, The NASDAQ Global Market and SEC rules and regulations. We intend to comply with additional requirements to the extent they become applicable to us in the future.

Policies and Procedures for Related Party Transactions

As provided by our audit committee charter, our audit committee must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to our audit committee any such related party transaction prior to its completion.

We describe below transactions and series of similar transactions that have occurred since January 1, 2007 to which we were a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate families had or will have a direct or indirect material interest.

Indemnification Agreements of Officers and Directors

Effective upon the completion of our initial public offering, we entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our amended and restated certificate of incorporation and bylaws will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Code of Business and Ethical Conduct

We are committed to maintaining the highest standards of business conduct and ethics. We have adopted a Code of Business and Ethical Conduct (the “Code”) for our directors, officers (including our principal executive officer and principal financial officer) and employees. The Code reflects our values and the business practices and principles of behavior that support this commitment. We expect all directors, as well as officers and employees, to act ethically at all times. The Code sets forth specific ethical policies and principles that will apply to our directors, officers and employees designed to prevent wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the registrant;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

The Code satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a “code of conduct.” The Code is available on our Company’s website at www.SenoRx.com under “Investor Relations—Corporate Governance.” We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq, on our website.

Communications with the Board of Directors

Stockholders wishing to communicate with the Board or with an individual Board member concerning SenoRx may do so by writing to the Board or to the particular Board member, and mailing the correspondence to Attn: Board of Directors, c/o Secretary, SenoRx, Inc., 11 Columbia, Suite A, Aliso Viejo, California 92656. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Consideration of Director Nominees

Nominations. Our Board does not currently have a nominating committee or other committee performing a similar function nor do we have any formal written policies outlining the factors and process relating to the selection of nominees for consideration for Board membership. Our Board has adopted resolutions in accordance with the Nasdaq Marketplace Rules authorizing a majority of its independent members to recommend qualified nominees for consideration by the full Board. We do not have a standing nominating committee because of a number of factors, including the number of independent directors who want to participate in consideration of candidates for membership on the Board. Our Board consists of seven members, six of whom are independent. Forming a committee consisting of less than all of the independent members would have omitted the other independent members of our Board who wanted to participate in considering qualified candidates for Board membership. Since our Board desired the participation in the nominations process of all of its independent members, it therefore decided not to form a nominating committee and instead authorized a majority of the independent members of our Board to make and consider nominations for Board membership. The independent members of our Board do not have a nominating committee charter, but act pursuant to Board resolutions as described above. Each of the members of our Board authorized to recommend nominees to the full Board is independent within the meaning of the current “independent director” standards established by Nasdaq’s rules. Our Board intends to review this matter periodically, and may in the future elect to designate a formal nominating committee.

Identifying and Evaluating Director Nominees. Typically new candidates for nomination to the Board are suggested by existing directors or by our executive officers, although candidates may initially come to our attention through professional search firms, stockholders or other parties. The independent members of the Board shall carefully review the qualifications of any candidates who have been properly brought to its attention. Such a review may, in the Board’s discretion, include a review solely of information provided to the Board or may also include discussion with persons familiar with the candidate, an interview with the candidate or other actions that the Board deems proper. The candidates for Board membership should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Ethics. While the independent members of the Board have not formalized specific minimum qualifications they believe must be met by a candidate to be recommended by the independent members, the independent members of the Board believe that candidates and nominees must reflect a Board that is comprised of directors who (i) have broad and relevant experience, (ii) are predominantly independent, (iii) are of high integrity, (iv) have qualifications that will increase overall Board effectiveness and enhance long-term stockholder value, and (v) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Stockholder Nominations and Recommendations. As described above in the Question and Answer section of this Proxy Statement under “What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?,” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the independent members of our Board may consider properly submitted stockholder recommendations (as opposed to formal nominations) of director candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Secretary at 11 Columbia, Suite A, Aliso Viejo, California 92656: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, professional and personal references, information regarding any relationships between the candidate and SenoRx within the last three years and evidence of ownership of SenoRx common stock by the recommending stockholder.

REPORT OF THE AUDIT COMMITTEE

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The audit committee is responsible for providing oversight to the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements The audit committee monitors SenoRx’s external audit process, including auditor independence matters, the scope and fees related to audits, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The audit committee also reviews the results of the external audit with regard to the adequacy and appropriateness of SenoRx’s financial, accounting and internal controls over financial reporting. In addition, the audit committee generally oversees SenoRx’s internal compliance programs. The function of the audit committee is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the audit committee certify that the independent registered public accounting firm is “independent” under applicable rules. The audit committee members are not professional accountants or auditors. Under its Charter, the audit committee has authority to retain outside legal, accounting or other advisors as it deems necessary to carry out its duties and to require SenoRx to pay for such expenditures.

The audit committee provides counsel, advice and direction to management and the independent registered public accounting firm on matters for which it is responsible, based on the information it receives from management and the independent registered public accounting firm and the experience of its members in business, financial and accounting matters.

SenoRx’s management is responsible for the preparation and integrity of its financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

In this context, the audit committee hereby reports as follows:

1. The audit committee has reviewed and discussed the audited financial statements for 2007 with SenoRx’s management.

2. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3. The audit committee has received written disclosures and a letter from the independent registered public accounting firm, Deloitte & Touche LLP, required by Independence Standards Board Standard No. 1 (“Independence Discussions with audit committee”) and has discussed with Deloitte & Touche LLP their independence.

4. Based on the review and discussion referred to above, the audit committee recommended to the Board, and the Board has approved, that the audited financial statements be included in SenoRx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The foregoing report is provided by the undersigned members of the audit committee.

Gregory D. Waller, Chair
Vickie C. Capps
John L. Erb

COMPENSATION DISCUSSION AND ANALYSIS

One goal of our compensation programs is to help us attract and retain talented, qualified employees. Executive compensation is comprised of a cash-based salary component, adjusted annually after review by our compensation committee on the individual performance of the executive, annual cash incentive bonus payments upon achievement of personal or corporate objectives and an equity component providing long-term compensation based on company performance. The long-term component of executive compensation is designed to align management’s incentives with the generation of long-term stockholder value. Additionally, our compensation programs are designed to be competitive with other companies in our industry.

During 2007, our compensation committee relied on commissioned third-party industry compensation surveys and their experience with and knowledge of other companies in our industry to make recommendations to the non-employee members of our Board, which we refer to as our outside directors, on cash and equity compensation for our executive officers and, for each individual, their individual experience level related to their position with us. Our compensation committee utilized this data to set compensation for our executive officers at levels targeted at or around the average of the compensation amounts provided to executives at comparable companies. It also relied on management to make recommendations for it to review and consider in connection with determining compensation recommendations. We have in the past retained a compensation consultant, and may continue to do so in the future, to help us evaluate our compensation philosophy and provide guidance to us in administering our compensation program. On at least an annual basis, we intend to benchmark compensation information that we obtain against the compensation we offer our executive officers to ensure that our compensation programs are competitive. We have had a compensation consultant provide market data, and we have also provided other publicly available market data, to our compensation committee for consideration in its analysis of annual cash and stock compensation. Our compensation committee intends to allocate total compensation between cash and equity based on benchmarking to the peer group, while considering the balance between short- and long-term incentives. Our compensation committee expects to continue to compensate our executive officers at levels targeted at or around the average of the compensation amounts provided to executives at comparable companies.

Compensation Components

Executive compensation consists of the following:

Base Salary

We determine our executive salaries based on job responsibilities and individual experience and also benchmark the amounts we pay against comparable market data for similar positions within our industry. Our compensation committee has reviewed the salaries of our executives annually and made recommendations to our outside directors regarding any increases in salaries based on individual performance during the prior calendar year and cost of living adjustments, as appropriate. Base salaries were increased by an average of 7.5% for 2007. In addition, following our initial public offering, in July 2007 the compensation committee reviewed the base salary level of Kevin Cousins, our Vice President, Finance and Chief Financial Officer. The compensation committee determined, after reviewing a compensation report and seeking the advice of a compensation consultant, that Mr. Cousins’ base salary was below the median base salary of Chief Financial Officers at a chosen set of comparable companies. It was determined to increase Mr. Cousins’ base salary at that time from $190,000 to $220,000, an approximately 16% increase.

Incentive Bonus Plans

Annual cash bonuses are paid to our executive officers on the basis of our achievement of pre-established targets. Our compensation committee has recommended the performance-based targets for these bonuses, which our outside directors then approved. In fiscal 2007, we had a Cash Bonus Plan, the payout of which included a revenue component, a product milestone component, and a net loss component. The targets under the 2007 Cash Bonus Plan as originally constituted were based on our fiscal 2007 Annual Operating Plan that did not account for an initial public offering in 2007. As a result of our initial public offering in 2007, including all of the reconciliation items and public company related expenses, total expenses in the fiscal year ended December 31, 2007 increased by approximately $7.3 million. The compensation committee determined that it was necessary to take into account the costs and adjustments associated with the initial public offering in order to accurately determine the payout under the 2007 Cash Bonus Plan related to the net loss component. As a result, the net loss component of the 2007 Cash Bonus Plan achieved approximately 70% of the target. Additionally, the revenue component achieved approximately 95% of the target and the product milestone component was not attained. Our Chief Executive Officer’s target bonus for the 2007 Cash Bonus Plan was 35% of base salary at the achievement, but not overachievement, of all goals under the 2007 Cash Bonus Plan. His actual payout under the 2007 Cash Bonus Plan was 16% of base salary. All other named executive officer target bonus for the 2007 Cash Bonus Plan was 25% of base salary at the achievement, but not overachievement, of all goals under the 2007 Cash Bonus Plan. Each of their actual payout under the 2007 Cash Bonus Plan was 12% of base salary.

The compensation committee approved an incentive bonus plan for fiscal 2008 pursuant to which the following executive officers are eligible to receive a cash bonus of up to the following amounts: Lloyd Malchow, President and Chief Executive Officer, 40% of base salary, and for all other named executive officers, 30% of base salary. The maximum bonuses described above assume the achievement of certain corporate performance results; underachievement or overachievement of the corporate performance goals may result in lower or higher bonus payments. Our compensation committee retains the discretion to modify the bonuses that are paid based on actual performance.

We have established a bonus program for our director level employees and our manager level and other key employees. Our compensation committee will continue to assess the need to implement additional non-equity incentive programs for other employees as a means of adding specific incentives towards achievement of specific departmental goals that could be key factors in our success.

Stock Options

We believe that equity ownership in our company is important to provide our executive officers with long-term incentives to build value for our stockholders. Stock options for our executives are granted by our Board at regularly scheduled meetings and the exercise price of our options is the closing price of our common stock on the date of grant. Each executive officer is initially provided with an option grant when they join our company based upon their position with us and their relevant prior experience. These initial grants generally vest over four years and no shares vest before the one-year anniversary of the option grant. We generally spread the vesting of our options over four years to compensate executives for their contribution over a period of time.

In addition to the initial option grants, our compensation committee grants additional options to retain our executive officers and to help align the achievement of corporate goals with strong individual performance. In 2007, we granted options to our executive officers in July following our initial public offering and in the future plan to issue options at the beginning of each fiscal year. Options are granted based on a combination of individual contributions to our company and on general corporate achievements, including meeting product development milestones, sales forecasts and attaining annual corporate goals and objectives. For example, if we were to hire a new vice president of business development, we would provide such executive with an initial option grant for a number of shares that represents a percentage stock ownership level in our company that is consistent with information we receive from third-party compensation surveys and targeted at or around the average of the levels found at such comparable companies. On an annual basis, our compensation committee would assess the appropriate individual and corporate goals for this executive and provide additional option grants based upon the achievement by the executive of both individual and corporate goals. We expect that we will continue to provide new employees with initial option grants in the future to provide long-term compensation incentives and will continue to rely on performance-based and retention grants to provide additional incentives for current employees. Additionally, in the future, our compensation committee or Board may consider awarding additional or alternative forms of equity incentives, such as grants of restricted stock, restricted stock units and other performance-based awards, but has not done so to date.

The specific provisions of our option plans are as provided for below.

1998 Stock Plan

Our 1998 Stock Plan was adopted by our Board and approved by our stockholders in April 1998. Our 1998 Stock Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and any parent and subsidiary corporations’ employees and consultants. The 1998 Stock Plan also allows for awards of stock purchase rights. We have not granted any awards under our 1998 Stock Plan since the completion of our initial public offering. Instead, we now grant options under our 2006 Equity Incentive Plan.

As of December 31, 2007, options to purchase 732,364 shares of common stock were outstanding and no shares were available for future grant under this plan. Any shares returned to this plan automatically roll-over into our 2006 Equity Incentive Plan.

Our Board or a committee appointed by our Board may administer our 1998 Stock Plan. Our compensation committee is responsible for administering all of our equity compensation plans, including outstanding awards under our 1998 Stock Plan.

With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. With respect to all nonstatutory stock options, the exercise price must at least be equal to 85% of the fair market value of our common stock on the date of grant. The term of an option may not exceed ten years, except that with respect to any participant who owns 10% of the combined voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines all of the other terms of the options.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time as specified in the stock option agreement subject to the following limitations:

•

If the participant is terminated for any reason other than death, disability, or for cause, then the participant may exercise options vested as of the termination date within 90 days of the termination date (or within a shorter period not to be less than 30 days or a longer period not to exceed 5 years after the termination date as determined by the administrator), but in no event later than the expiration date of the options; and

•

If the participant is terminated because of death or disability or dies within 3 months after a termination other than for cause, then the participant (or the participant’s beneficiary or estate) may exercise options vested as of the termination date within 12 months of the termination date (or within a shorter period not to be less than 6 months or within a longer period not to exceed 5 years after the termination date as may be determined by the administrator), but in no event later than the expiration date of the options.

Unless the administrator provides otherwise, our 1998 Stock Plan does not allow for the transfer of awards other than by will or the laws of descent and distribution and only the recipient of an award may exercise an award during his or her lifetime.

Our 1998 Stock Plan provides that in the event of our change in control, as defined in the 1998 Stock Plan, the successor corporation or its parent or subsidiary may assume, substitute, or replace an equivalent award for each outstanding award. If there is no assumption, substitution, or replacement of outstanding awards, the awards will be, unless otherwise provided in any applicable option document, fully vested and exercisable, and if not exercised prior to the consummation of the transaction, shall terminate.

The 1998 Stock Plan terminated as of the effective date of our initial public offering.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan was adopted by our Board in May 2006 and approved by our stockholders in June 2006. Our 2006 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants.

As of March 31, 2008, we have reserved a total of 3,041,936 shares of our common stock for issuance pursuant to the 2006 Equity Incentive Plan, which includes (i) 2,414,285 shares initially approved by our Board, (ii) 25,568 shares returned to our 1998 Stock Plan on or after the effective date of our initial public offering through March 31, 2008 as a result of termination of options or the repurchase of shares issued under the 1998 Stock Plan and (iii) 602,083 shares pursuant to the “evergreen” provision detailed below. In addition, our 2006 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with our 2007 fiscal year, equal to the lesser of:

•	3.5% of the outstanding shares of our common stock on the first day of the fiscal year;

•	630,000 shares; or

•	such other amount as our Board may determine.

Our compensation committee will be responsible for administering all of our equity compensation plans, including our 2006 Equity Incentive Plan. In the case of options intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, the committee will consist of two or more outside directors within the meaning of Section 162(m) of the Internal Revenue Code. The administrator has the power to determine the terms of awards under our 2006 Equity Incentive Plan, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered in exchange for awards with a lower exercise price, or outstanding awards may be transferred to a third party.

The exercise price of options granted under our 2006 Equity Incentive Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the combined voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines all of the other terms of the options.

After termination of an employee, director or consultant, he or she may exercise any outstanding vested options held by him or her within the period of time stated in the applicable option agreement. Generally, if termination is due to death or disability, the option will remain exercisable by the participant (or in the event of termination due to the participant’s death, his or her beneficiary or estate) for 12 months. In all other cases, the option will generally remain exercisable for three months. However, an option generally may not be exercised later than the expiration of its term.

Stock appreciation rights may be granted under our 2006 Equity Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof. Stock appreciation rights expire in accordance with the same rules that apply to stock options.

Restricted stock may be granted under our 2006 Equity Incentive Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted stock units may be granted under our 2006 Equity Incentive Plan. Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The administrator determines the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment.

Performance units and performance shares may be granted under our 2006 Equity Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator.

Our 2006 Equity Incentive Plan also provides for the automatic grant of non-statutory options to our outside directors. Each person who was an outside director on the closing date of our initial public offering or is an outside director appointed to our Board thereafter, except for those directors who become outside directors by ceasing to be employee directors, received, or will receive an initial option to purchase 20,000 shares. This option will vest as to  1/36 of the shares subject to the option each month following the date of grant, subject to the director’s continued service on each relevant vesting date. In addition, outside directors who have been directors for at least six months received a subsequent option to purchase 6,750 shares on June 1 for 2007 and each year thereafter will receive, on the date of each annual meeting of our stockholders, subsequent options to purchase 6,750 shares. This option will become exercisable as to  1/36 of the shares each month following the date of grant, subject to the director’s continued service on each relevant vesting date. All options granted under the automatic grant provisions have a term of ten years and an exercise price equal to the closing price of our common stock on the date of grant.

Unless the administrator provides otherwise, our 2006 Equity Incentive Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Our 2006 Equity Incentive Plan provides that in the event of our change in control, as defined in the 2006 Equity Incentive Plan, the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions shall lapse and all outstanding options and stock appreciation rights will become fully exercisable. Any participant who holds outstanding options or stock appreciation rights will have the right to exercise such awards within a period of time determined by the administrator, after which all such options or stock appreciation rights will terminate. In addition, for awards granted to a non-employee director, in the event such awards are assumed or substituted for in connection with a change in control and the director’s service is subsequently terminated, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights will fully vest and become immediately exercisable, all restrictions on restricted stock will lapse, and with respect to performance shares and units all performance goals or other vesting requirements will be deemed achieved and all other terms and conditions will be deemed to have been met.

Our 2006 Equity Incentive Plan will automatically terminate in 2016, unless we terminate it sooner. In addition, our Board has the authority to amend, suspend or terminate the 2006 Equity Incentive Plan provided such action does not impair the rights of any participant.

Section 162(m) of the Code

Under Section 162(m) of the Internal Revenue Code, a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers. Due to the prior approval of our stock plans by our stockholders, until the annual meeting of our stockholders in 2010, or until a plan is materially amended, if earlier, we expect that the awards granted under the plans will be exempt from the deduction limits of Section 162(m) if issued in compliance with certain rules thereunder.

Tax Consequences

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under our 1998 Stock Plan and our 2006 Equity Incentive Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

Incentive Stock Options. Optionees recognize no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the optionee is subject to the alternative minimum tax). Optionees who neither dispose of their shares acquired upon the exercise of an incentive stock option, or ISO shares, within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. A capital gain will be long-term if the optionee’s holding period is more than 12 months. We will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

Nonstatutory Stock Options. Optionees generally recognize no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee of ours, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

401(k) Plan

We maintain a retirement plan, the 401(k) Plan, which is intended to be a tax-qualified retirement plan. The 401(k) Plan covers substantially all of our employees. Currently, employees may elect to defer up to 100% of their compensation, or the statutorily prescribed limit, if less, to the 401(k) Plan. We do not match employee contributions. The 401(k) Plan has a discretionary profit-sharing component, which to date we have not implemented, whereby we can make a contribution in an amount to be determined annually by our Board. An employee’s interests in his or her deferrals are 100% vested when contributed. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made.

Executive Time Off

All of our full-time employees, including our executive officers, receive 14 days vacation each year, which increases to 19 days after three years of service, accruing up to one-and-a-half times the annual amount. Upon termination, all employees are paid their accrued benefits that existed as the date of termination. Additionally, all employees receive three sick days each year that expire if unused as of the date of termination or the end of a calendar year.

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan was adopted by our Board in May 2006 and approved by our stockholders in June 2006. A total of 550,000 shares of our common stock has been made available for sale.

Our compensation committee is responsible for administering all of our equity compensation plans, including the Employee Stock Purchase Plan. Our Board or its committee has full and exclusive authority to interpret the terms of the Employee Stock Purchase Plan and to determine eligibility to participate in the Employee Stock Purchase Plan.

All of our employees will be eligible to participate if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock if:

•	such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or

•

such employee’s rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds the equivalent of $25,000 in our stock for each calendar year in which such rights are outstanding.

Our Employee Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code, and provides for consecutive, non-overlapping, six-month offering periods. The initial offering period started on April 1, 2007, immediately after the effective date of our initial public offering, and ended on September 30, 2007. Following an amendment to our Employee Stock Purchase Plan approved by our Board in June 2007, subsequent offering periods were set to start on the first trading day on or after November 15 and May 15 of each year.

Our Employee Stock Purchase Plan permits participants to purchase common stock through payroll deductions of up to 10% of their eligible compensation, which includes a participant’s straight-time gross earnings, commissions, overtime and shift premiums but does not include incentive compensation, bonuses and other compensation. A participant may purchase a maximum of 1,000 shares of common stock during a 6-month offering period.

Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each 6-month offering period. The purchase price is the lower of 85% of the fair market value of our common stock as of the exercise date and the first day of the offering period. Participants may end their participation at any time during an offering period, and will be paid their payroll deductions (to the extent not already used to purchase shares) to the date of such termination. Participation ends automatically upon termination of employment with us.

A participant may not transfer rights granted under the Employee Stock Purchase Plan other than by will, the laws of descent and distribution or as otherwise provided under the Employee Stock Purchase Plan.

In the event of our change of control, as defined under the Employee Stock Purchase Plan, a successor corporation may either assume or substitute an equivalent right for each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase rights, the offering period then in progress will be shortened, a new exercise date will be set, which shall be prior to the change of control, and participants’ purchase rights will automatically be exercised on the new exercise date.

Our Employee Stock Purchase Plan will automatically terminate in 2016, unless we terminate it sooner. In addition, our Board has the authority to amend, suspend or terminate our Employee Stock Purchase Plan, except that, subject to certain exceptions described in the Employee Stock Purchase Plan, no such action may adversely affect any outstanding rights to purchase stock under our Employee Stock Purchase Plan without the consent of the employees so affected.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information regarding common stock that may be issued upon the exercise of options, warrants and rights under our 1998 Stock Plan, 2006 Equity Incentive Plan, Employee Stock Purchase Plan, and certain other individual compensation arrangements. All our equity compensation plans have been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by
security holders	1,252,781	$6.95	1,913,895
Equity compensation plan not approved by
security holders	135,714	$6.86	0
Total	1,388,495	$6.94	1,913,895

(1)	Shares are exercisable pursuant to a warrant issued by us in October 2004 to Lloyd H. Malchow, our President, Chief Executive Officer and director, as part of his compensation package. We did not obtain stockholder approval for this warrant.

2007 Summary Compensation Table

The following table sets forth summary compensation information for the years ended December 31, 2006 and 2007 for our Chief Executive Officer, Chief Financial Officer and each of our other three most highly compensated executive officers as of the end of the last fiscal year. We refer to these persons as our named executive officers elsewhere in this Proxy Statement. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Year	Salary		Bonus	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Lloyd H. Malchow President, Chief Executive Officer and Director	2007	$315,528		$—	$222,937	$51,904	—	$590,369
	2006	297,672		45,000	72,060	—	—	414,732

Kevin J. Cousins Vice President, Finance and Chief Financial Officer	2007	209,656	(2)	—	120,914	25,850	—	356,420
	2006	189,526		28,000	58,930	—	—	276,456

Eben S. Gordon Vice President, Regulatory Affairs and Quality Assurance	2007	166,404		—	143,539	19,552	—	329,495
	2006	131,590	(3)	20,000	141,576	—	—	293,166

Paul Lubock Chief Technical Officer	2007	225,781		—	114,277	26,529	—	366,587
	2006	213,005		24,000	63,966	—	—	300,971

William F. Gearhart Vice President, Sales and Marketing	2007	231,770		—	110,409	27,233	—	369,412
	2006	218,640		20,000	68,920	—	—	307,560

(1)	For 2006 and 2007, the amount of option awards represents the portion of the grant date fair value of the option awards that we expensed in 2006 and 2007 using the modified prospective transition method under SFAS 123(R). Pursuant to SEC rules, we do not include an estimate of forfeitures related to services-based vesting as one of the assumptions in calculating fair value. Under the SFAS 123(R) modified prospective transition method, we would not have recorded any amounts for prior years with respect to these awards. We use the unmodified prospective transition method under SFAS 123(R) in our audited financial statements. See notes to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission on March 21, 2008, for a discussion of the assumptions we use in the above fair value calculations.
(2)	Mr. Cousin’s starting annual base salary in 2007 was $200,904, which was increased to an annualized base salary of $220,000 in July of 2007.
(3)	Mr. Gordon joined as in March 2006 at an annualized base salary of $160,000.

Grants of Plan-Based Awards in 2007

The following table lists grants of plan-based awards made to our named executive officers in 2007 and related total fair value compensation for 2007.

	Grant Date	Estimated Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
Name		Threshold	Target	Maximum
Lloyd H. Malchow	2/16/07	—	—	$159,203	57,142	$12.005	$362,280
	8/20/07	—	—	—	40,000	8.89	155,600

Kevin J. Cousins	2/16/07	—	—	81,682	21,428	12.005	135,854
	8/20/07	—	—	—	20,000	8.89	77,800

Eben S. Gordon	2/16/07	—	—	64,159	21,428	12.005	135,854
	8/20/07	—	—	—	7,500	8.89	29,175

Paul Lubock	2/16/07	—	—	85,440	21,428	12.005	135,854
	8/20/07	—	—	—	20,000	8.89	77,800

William F. Gearhart	2/16/07	—	—	86,465	21,428	12.005	135,854
	8/20/07	—	—	—	10,000	8.89	38,900

(1)	Amounts represent the dollar amount of compensation expense recorded in our income statement for the 2007 fiscal year in accordance with FAS 123R, as discussed in Notes to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission on March 21, 2008. Amounts include compensation expense recognized with respect to awards granted in previous fiscal years, as well as those granted, if any, in the 2007 fiscal year.

Equity Incentive Awards Outstanding as of December 31, 2007

The following table lists the outstanding equity incentive awards held by our named executive officers as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Unearned Options(3)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(4)	Market Value of Shares or Units of Stock that Have Not Vested
Lloyd H. Malchow	135,714	(1)	—	$6.86	10/31/11	—	—
	11,904	(2)(3)	45,238	12.005	2/16/17	—	—
	3,333	(3)	36,667	8.89	8/20/14	—	—

Kevin J. Cousins	12,142	(2)(3)	5,000	1.75	2/16/15	—	—
	1,963	(2)(3)	2,322	3.71	2/17/16	—	—
	2,261	(2)(3)	3,453	7.95	5/9/16	—	—
	4,464	(2)(3)	16,964	12.005	2/16/17	—	—
	1,666	(3)	18,334	8.89	8/20/14	—	—

Eben S. Gordon	4,465	(2)(3)	24,107	3.71	2/17/16	—	—
	4,464	(2)(3)	16,964	12.005	2/16/17	—	—
	625	(3)	6,875	8.89	8/20/14	—	—

Paul Lubock	—		—	—	—	6,145	$52,847
	4,583	(2)(3)	5,417	3.71	2/17/16	—	—
	4,464	(2)(3)	16,964	12.005	2/16/17	—	—
	1,666	(3)	18,334	8.89	8/20/14	—	—

William F. Gearhart	2,571	(2)(3)	—	0.875	1/16/11	—	—
	31,428	(2)(3)	—	0.875	12/9/09	—	—
	35,714	(2)(3)	—	0.875	8/23/11	—	—
	18,214	(2)(3)	7,500	1.75	2/16/15	—	—
	4,583	(2)(3)	5,417	3.71	2/17/16	—	—
	4,464	(2)(3)	16,964	12.005	2/16/17	—	—
	833	(3)	9,167	8.89	8/20/17	—	—

(1)	Exercisable pursuant to the warrant issued Mr. Malchow in October 2004.
(2)	All options to purchase common stock granted under our 1998 Stock Plan held by our named executive officers may be early exercised.
(3)	1/48 of the shares shall vest each month.
(4)	The shares listed in this column were issued pursuant to exercise of early-exercise stock options to purchase shares of our common stock. These shares are subject to a right of repurchase held by us that lapses over time.

Option Exercise and Stock Vested in 2007

The following table lists the options exercised and stock vested by our named executive officers in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized Upon Vesting
Lloyd H. Malchow	—	—	—	—
Kevin J. Cousins	—	—	—	—
Eben S. Gordon	—	—	14,285	$124,732
Paul Lubock	—	—	9,714	84,819
William F. Gearhart	—	—	—	—

Employment Agreements

Employment with us is at will. We have entered into an employment agreement with Lloyd Malchow, our President and Chief Executive Officer. This agreement provides, among other things, that in the event of a change of control, Mr. Malchow will receive accelerated vesting of all then-unvested shares subject to outstanding stock options. See “—Change in Control Benefits.”

We do not have employment agreements with any of our other executive officers.

Nonqualified Deferred Compensation

None of our named executive officers participate in non-qualified defined contribution plans or, except for our 401(k) Plan, other deferred compensation plans maintained by us. Our compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

2007 Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors that held office during 2007.

Name	Fees Earned or Paid in Cash		Option Awards(1)	Non-Equity Incentive Plan Compensation	Total
Kim D. Blickenstaff	$7,250		$109,935	—	$117,184
Vickie J. Capps	14,250		89,800		104,049
Fredrick J. Dotzler	14,750		109,935	—	124,684
John L. Erb	15,750		109,935	—	125,684
Wende S. Hutton	75,000	(2)	—	—	75,000

Jess I. Treu	17,938	109,935	—	127,872
Gregory D. Waller	26,625	109,935	—	136,559
Kurt C. Wheeler	5,250	109,935	—	115,184

(1)	Amounts represent the dollar amount of compensation expense recorded in our income statement for the 2007 fiscal year in accordance with FAS 123R. Amounts include compensation expense recognized with respect to awards granted in previous fiscal years, as well as those granted, if any, in the 2007 fiscal year.
(2)	Wende Hutton was paid $75,000 for past services upon the closing of our initial public offering.

The following table sets forth the options to purchase shares of our common stock issued to our non-employee directors that held office during 2007.

Name	Grant Date	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards(1)
Kim D. Blickenstaff	March 28, 2007	20,000	$8.00	$82,800
	June 1, 2007	6,750	$9.55	27,135

Vickie J. Capps.	June 14, 2007	20,000	$10.36	89,800

Fredrick J. Dotzler	March 28, 2007	20,000	$8.00	82,800
	June 1, 2007	6,750	$9.55	27,135

Jess I. Treu	March 28, 2007	20,000	$8.00	82,800
	June 1, 2007	6,750	$9.55	27,135

Gregory D. Waller	March 28, 2007	20,000	$8.00	82,800
	June 1, 2007	6,750	$9.55	27,135

Kurt C. Wheeler	March 28, 2007	20,000	$8.00	82,800
	June 1, 2007	6,750	$9.55	27,135

(1)	Amounts represent the dollar amount of compensation cost recognized over the requisite service period, in accordance with FAS 123R, which include both the amounts recorded as compensation expense in our income statement for the 2007 fiscal year as well as amounts to be recognized in future requisite service periods.

Director Compensation

We refer to each of our non-employee directors as an outside director. Effective upon the closing of our initial public offering, each outside director began receiving, for his or her service on our Board, $3,750 per meeting attended in person, or $1,500 per meeting attended telephonically. Each outside director who serves on our audit committee or compensation committee also began receiving, for his or her service on such committee, $1,000 per meeting attended in person, or $500 per meeting attended telephonically. In addition, the chairpersons of our audit committee and compensation committee each began receiving annually $8,500 and $4,250, respectively, which will be paid on a quarterly basis, in consideration for their services in these respective roles. Directors may be reimbursed for expenses incurred in connection with their attendance at Board and committee meetings.

In addition, effective as of the closing of our initial public offering, each person who is an outside director or who is elected or appointed for the first time to be an outside director will be granted an initial option, on the date of the closing of our initial public offering for then incumbent outside directors and thereafter on the date of his or her election or appointment to the board, to purchase 20,000 shares of our common stock. The initial option grants become exercisable as to  1/36 of the shares each month following the date of grant, subject to the director’s continued service on each relevant vesting date. In 2007, outside directors who have been directors for at least six months also received a subsequent option to purchase 6,750 shares of our common stock on June 1 for 2007 for each year thereafter, and on the date of each annual meeting of our stockholders, will continue to receive such grants, and such options will also become exercisable as to  1/36 of the shares each month following the date of grant, subject to the director’s continued service on each relevant vesting date. Options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. See “—Compensation Components—Stock Options—2006 Equity Incentive Plan.”

Change in Control Benefits

The following summaries set forth potential payments payable to our executive officers upon a change in control of us under their current option or employment agreement with us. The compensation committee of our Board, at its discretion, may amend or add benefits to these arrangements as it deems advisable.

Upon his initial employment with us, we entered into an employment agreement with our Chief Executive Officer, Lloyd H. Malchow, which provides for a change of control benefit. All of Mr. Malchow’s unvested options are subject to such benefits. Additionally, each of the option agreements we have entered into with Paul Lubock, our Chief Technology Officer, provides for a change of control benefit.

Upon a change of control, with or without any termination, each of the above-listed individuals will immediately vest in 100% of the unvested shares underlying options then held by him and our right to repurchase 100% of shares previously purchased by him that are subject to vesting, will lapse. These stock acceleration benefits are designed to align management’s incentives with obtaining value for our stockholders.

For the purpose of such change of control benefits, “change of control” means: upon our merger or consolidation with or into another corporation, entity or person, or the sale of more than 50% of our voting securities in one or a series of related transactions to another corporation, person or entity, or a sale of all or substantially all of our assets to another corporation, entity or person; provided that our stockholders, determined immediately before such transaction, own less than 50% of the voting securities of the surviving or acquiring corporation, entity or person (or parent thereof) immediately after such transaction.

Based on a share price of $8.60 per share as of December 31, 2007, and the number of options and shares held by each of the above-named individuals that were unvested as of December 31, 2007, we estimate the market value of acceleration of these options and shares held by each executive officer to be as follows:

Name	Market Value of Accelerated Options and Shares
Lloyd H. Malchow	$704,374
Paul Lubock	402,996

Each of our 1998 Stock Plan, 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan also contains change of control provisions as described above. See “—Compensation Components—Stock Options.”

2008 Compensation

Salaries for 2008 have been established, increasing by approximately 5.5% on average. Milestones for the incentive bonus plan payments for 2008 for our executive officers have been determined by our compensation committee and approved by our Board. Options to purchase an aggregate of 157,003 shares of our common stock with an exercise price of $8.30 per share were issued to our named executive officers in February 2008. Our compensation committee recommended for approval, and our Board approved, these option grants as part of the ongoing long-term incentive component of our compensation program for our named executive officers. See “—Compensation Components—Incentive Bonus Plans.”

Limitations on Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that eliminate the personal liability of directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law and provides that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director, executive officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, for expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Sections 145 and 102(b)(7) of the Delaware General Corporation Law empower a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that these provisions do not eliminate or limit the personal liability of a director for monetary damages:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	arising under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

We have entered into agreements to indemnify our directors and officers in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We have directors’ and officers’ liability insurance in place. We are not currently aware of any pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. Moreover, we are not currently aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Board of Directors and Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

REPORT OF COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management of the Company, and based upon those discussions, the compensation committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the undersigned members of the compensation committee.

Kim D. Blickenstaff
Frederick J. Dotzler

PROPOSAL ONE—ELECTION OF DIRECTOR

Classes of the Board of Directors

Our Board currently consists of seven directors, divided among the three classes designated as Class I, Class II and Class III of approximately equal size. The members of each class are usually elected to serve three-year terms with the term of office for each class ending in successive years. Our Class I director that is standing for re-election, Vickie L. Capps, is a director whose term expires at this Annual Meeting. Jesse I Treu was a Class I director who recently notified us that he will not stand for re-election at our 2008 Annual Meeting of Stockholders and as a result, we expect our Board will consist of six directors following the meeting. We are actively looking to add additional qualified candidates.

NOMINEE FOR DIRECTOR FOR THREE-YEAR TERM ENDING 2011

Vickie L. Capps has served on our Board since June 2007. Since July 2002, Ms. Capps has been a senior executive at DJO Incorporated, a medical device company that recently was taken private, serving as its Executive Vice President and Chief Financial Officer since April 2006. From September 2001 to July 2002, Ms. Capps served as Senior Vice President, Finance and Administration and Chief Financial Officer at AirFiber, a privately held provider of broadband wireless solutions. From June 1999 to June 2001, Ms. Capps served as Vice President of Finance and Administration and CFO for Maxwell Technologies, Inc. Ms. Capps also served ten years as a senior audit and accounting professional for Ernst & Young LLP and is a California Certified Public Accountant. Ms. Capps earned her B.S. in Business Administration/Accounting from San Diego State University.

Ms. Capps has been nominated for re-election to our Board to serve until the 2011 Annual Meeting or until her respective successor has been appointed or elected. We expect Ms. Capps to be able to serve if elected. If a director nominee is not able to serve, proxies may be voted in favor of any other person our Board may select.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEE FOR CLASS I DIRECTOR LISTED ABOVE.

Directors Continuing in Office Until 2009

Messrs. Dotzler and Erb continue to hold office until our annual meeting in 2009. For biographies of each of these individuals, please see page 7 of this Proxy Statement.

Directors Continuing in Office Until 2010

Messrs. Malchow, Blickenstaff, and Waller continue to hold office until our annual meeting in 2010. For the biographies of each of these individuals, please see pages 6 and 7 of this Proxy Statement.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The audit committee of the Board has selected Deloitte & Touche LLP as the independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2008. Deloitte & Touche audited our financial statements for 2007. Deloitte & Touche is an independent registered public accounting firm. Our Board is asking the stockholders to ratify the selection of Deloitte & Touche as our independent auditor for 2008. Although not required by law, the rules of NASDAQ, or our Company’s Bylaws, our Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of our Company and our stockholders. If the stockholders fail to ratify the selection of Deloitte & Touche as our independent auditor for 2008, the audit committee will consider whether to retain that firm for the year ending December 31, 2008. A majority of the shares present in person or by proxy and entitled to vote at the 2008 Annual Meeting is required for approval of this proposal.

Representatives of Deloitte & Touche are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

Fees Paid to Independent Auditors

The following table sets forth the fees paid to Deloitte & Touche, the member firms of Deloitte & Touche, and their respective affiliates (collectively, “D&T”):

Service Category	2007	2006
Audit Fees	$642,645	$294,420
Audit-Related Fees	—	—
Tax Services Fees	—	—
All Other Fees	—	—

Total	$642,645	$294,420

Audit Fees

The aggregate Audit Fees billed by D&T in the years ended December 31, 2006 and 2007 included fees for services rendered for the audits of our annual financial statements, the review of quarterly financial statements during 2007 and services related to the Registration Statement filed in connection with our initial public offering.

Pre-Approval Policy

To help ensure the independence of the independent registered public accounting firm, the audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for our Company by the independent registered public accounting firm, with the exception of up to $20,000 in fees, which may be approved by the audit committee Chairman alone. Pursuant to this policy and subject to this exception, all audit and non-audit services to be performed by the independent auditor during 2008 must be approved in advance by the audit committee. The audit committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full audit committee at its next regularly scheduled meeting.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements and for services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax services fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

All of the services provided by D&T described in the table above were approved by the audit committee.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

President, Chief Executive Officer and Director

Aliso Viejo, California

May 11, 2008

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

SENORX, INC.

(As adopted June 19, 2006)

PURPOSE

The purpose of the Audit Committee of the Board of Directors of SenoRx, Inc. (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•

assist the Board in monitoring (1) the integrity of the Company’s financial statements, (2) the Company’s internal accounting and financial controls, (3) the Company’s compliance with legal and regulatory requirements, and (5) the independent auditor’s qualifications, independence and performance; and

•	provide to the Board such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

MEMBERSHIP REQUIREMENTS

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. Audit Committee members may be replaced by the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria (as well as any additional criteria required by the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and the SEC):

•	each member must be an independent director in accordance with (i) the Audit Committee requirements of the Nasdaq Rules and (ii) the rules of the SEC;

•	each member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years;

•	each member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement; and

•

at least one member must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, by virtue of such member’s past employment experience in finance or accounting, requisite professional certification in finance or accounting, or any other comparable experience or background which results in such individual’s financial sophistication.

The Board may designate one member of the Audit Committee as its chairperson.

AUTHORITY AND RESPONSIBILITIES

•

The Audit Committee shall appoint and oversee the work of the independent auditors, approve the compensation of the independent auditors and review and, if appropriate, discharge the independent auditors. In this regard, the independent auditors shall report directly to the Audit Committee, and the Audit Committee shall have the sole authority to approve the hiring and discharging of the independent auditors, all audit engagement fees and terms and all permissible non-audit engagements with the independent auditors.

•

The Audit Committee shall pre-approve (or, where permitted under the rules of the SEC, subsequently approve) engagements of the independent auditors to render audit services and permitted non-audit services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act of 1934, as amended (the “Exchange Act”), that are approved by the Audit Committee prior to the completion of the audit, and/or establish pre-approval policies and procedures for such engagements, provided that (i) such policies and procedures are detailed as to the particular services rendered, (ii) the Audit Committee is informed of each such service and (iii) such policies and procedures do not include delegation to management of the Audit Committee’s responsibilities under the Exchange Act.

•

The Audit Committee shall review the independence of the independent auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, (ii) maintaining an active dialogue with the independent auditors, covering any disclosed relationship or services that may impair their objectivity and independence, (iii) presenting this statement to the Board and (iv) to the extent there are any such relationships, monitoring and investigating them and, if necessary, taking, or recommending to the Board that the Board take, appropriate action to oversee the independence of the outside auditors.

•

The Audit Committee shall evaluate, at least annually, the independent auditors’ qualifications, performance and independence, which evaluation shall include a review and evaluation of the lead partner of the independent auditors and consideration of whether there should be rotation of the lead audit partner or the auditing firm, and take appropriate action to oversee the independence of the independent auditors.

•	The Audit Committee shall review, in consultation with the independent auditors, the annual audit plan and scope of audit activities and monitor such plan’s progress.

•

The Audit Committee shall discuss and, as appropriate, review with management and the independent auditors the Company’s annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” discuss with the independent auditors any other matters required to be discussed by Statement on Auditing Standards 61, and recommend to the Board whether the audited financial statements and Management’s Discussion and Analysis should be included in the Company’s Form 10-K or 10-Q.

•

The Audit Committee shall discuss with management, the internal auditor and the independent auditors significant financial reporting issues raised and judgments made in connection with the preparation of the Company’s financial statements, including the review of (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues raised and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements, on the Company’s financial statements; (iv) the type and presentation of information to be included in earnings press releases, as well as any financial information and earnings guidance to be provided to analysts and rating agencies; and (v) any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•

The Audit Committee shall receive, review and discuss periodic reports from the independent auditors on (i) the major critical accounting policies and practices to be used; (ii) significant alternative treatments of financial information within GAAP that have been discussed with management; (iii) ramifications of the use of such alternative disclosures and treatments; (iv) any treatments preferred by the independent auditors; and (v) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•

The Audit Committee shall review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. The Audit Committee shall resolve any disagreements between management and the independent auditors regarding financial reporting.

•

The Audit Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•

The Audit Committee shall discuss, in a general manner, earnings press releases and financial information and earnings guidance to be provided to analysts and rating agencies, including any proposed use of “pro forma” or “adjusted” non-GAAP information.

•	The Audit Committee shall discuss guidelines and policies with respect to risk assessment and risk management.

•	The Audit Committee shall discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance procedures.

•

The Audit Committee shall review the adequacy and effectiveness of the Company’s internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company’s audit function, as well as the need for any special audit procedures in response to material control deficiencies, through inquiry and discussions with the Company’s independent auditors and management. In addition, the Audit Committee shall review the reports prepared by management, and attested to by the Company’s independent auditors, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under SEC rules. The Audit Committee shall review disclosures regarding the Company’s internal controls that are required to be included in SEC reports.

•

The Audit Committee shall establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

The Audit Committee shall act as the Company’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Audit Committee shall establish procedures for the confidential receipt, retention and consideration of any attorney report to the QLCC.

•	The Audit Committee shall review, approve and monitor the portions of the Company’s code of ethics applicable to its senior financial officers.

•	The Audit Committee shall review and approve in advance any proposed related party transaction.

•	The Audit Committee shall oversee compliance with the SEC requirements for disclosure of auditor’s services and Audit Committee member qualifications and activities.

•	The Audit Committee shall review and reassess the adequacy and scope of this Charter annually and recommend any proposed changes to the Board for approval.

•	At least annually, the Audit Committee shall evaluate its performance.

•

The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company, (ii) compensation to any advisers employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate for carrying out its duties.

•	Periodically, the Audit Committee shall meet separately with the Company’s management, with the internal auditors and with the independent auditors.

•

The Audit Committee may form subcommittees for any purpose that the Audit Committee deems appropriate and may delegate to such subcommittees such power and authority as the Audit Committee deems appropriate. The Audit Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Audit Committee as a whole.

•

The Audit Committee will set its own schedule of meetings and will meet at least four times each year, with the option of holding additional meetings at such times as it deems necessary. The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

•	The Audit Committee shall perform such other functions as assigned by law, the Company’s certificate of incorporation or bylaws or the Board.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

It is recognized that the members of the Audit Committee are not full-time employees of the Company, that it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and that each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee, in either instance absent actual knowledge to the contrary.

COMPENSATION

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers, per meeting fees and fees for service as Chair of the Audit Committee. Fees may be paid in such form of consideration as is determined by the Board.

Except as permitted under the applicable laws and regulations of the SEC and the Nasdaq Rules, members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof or as a Chairman of the Board or Chair of any committee of the Board.

APPENDIX B

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF

SENORX, INC.

(As adopted June 19, 2006)

PURPOSE

The purpose of the Compensation Committee of SenoRx, Inc. (the “Company”) shall be to:

•	provide oversight of the Company’s compensation policies, plans and benefits programs;

•

discharge the Board’s responsibilities relating to (1) oversight of the compensation of the Company’s Chief Executive Officer (“CEO”) and its executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934) and (2) the evaluation and approval of the Company’s CEO and executive officer compensation plans, policies and programs; and

•	administer the Company’s equity compensation plans for its executive officers and employees.

The Compensation Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

MEMBERSHIP REQUIREMENTS

The Compensation Committee members will be appointed by, and will serve at the discretion of, the Board and Compensation Committee members may be replaced by the Board. The Compensation Committee shall consist of at least two (2) members of the Board. Members of the Compensation Committee must meet the following criteria:

•	the independence requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”),

•	the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and

•	the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Board may designate one member of the Compensation Committee as its chairperson.

AUTHORITY AND RESPONSIBILITIES

•

The Compensation Committee shall review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate his or her performance in light thereof, and consider factors related to the performance of the Company in approving the compensation level of the CEO. The CEO may not be present during deliberations or voting on such matters.

•

The Compensation Committee shall annually review and approve the CEO’s (1) annual base salary, (2) annual incentive bonus, including the specific goals and amount, (3) equity compensation, (4) any employment agreement, severance arrangement and change in control agreement/provision, (5) any signing bonus or payment of relocation costs and (6) any other benefits, compensation or arrangements. In determining, the long-term incentive component of CEO compensation, the Compensation Committee will consider, among other things, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the Company’s CEO in past years. The CEO may not be present during deliberations or voting on such matters.

•

For those other executive officers identified by the Compensation Committee, the Compensation Committee shall also have authority to review annually and approve items (1) through (6) in the previous bullet.

B-1

•

The Compensation Committee shall administer the Company’s equity incentive plans. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board, (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934 in compliance with Rule 16b-3 promulgated thereunder) and in accordance with procedures and guidelines as may be established by the Board and (ii) amend such stock options or stock purchase rights. The Compensation Committee shall also make recommendations to the Board with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder.

•

The Compensation Committee shall provide oversight of the Company’s overall compensation plans and benefits programs by reviewing management reports with respect thereto on at least an annual basis. The Compensation Committee shall also make recommendations to the Board with respect to improvements or changes to such plans or the adoption of new plans when appropriate.

•

The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate. Specifically, at its discretion, the Compensation Committee shall have the authority to designate a Non-Officer Stock Option Committee with the authority to grant options or stock purchase rights to non-officer employees of the Company within guidelines established by the Compensation Committee from time to time. Such committee shall consist of a minimum of one (1) member of the Company’s Board, who may be the Chief Executive Officer. If designated, the Non-Officer Stock Option Committee will establish its own schedule and maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

•	The Compensation Committee shall make regular reports to the Board.

•	The Compensation Committee shall review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.

•	The Compensation Committee shall annually review its own performance.

•

The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO or executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, compensation, accounting or other advisors.

•

The Compensation Committee will set its own schedule of meetings and will meet at least quarterly, with the option of holding additional meetings at such times as it deems necessary. The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

•	The Compensation Committee shall perform such other functions as assigned by law, the Company’s certificate of incorporation or bylaws or the Board.

COMPENSATION

Members of the Compensation Committee shall receive such fees, if any, for their service as Compensation Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers, per meeting fees and fees for service as Chair of the Compensation Committee. Fees may be paid in such form of consideration as is determined by the Board.

Except as permitted under the applicable laws and regulations of the SEC and the Nasdaq Rules, members of the Compensation Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof or as a Chairman of the Board or Chair of any committee of the Board.

B-2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SENORX, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of SenoRx, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated May 11, 2008 and hereby appoints Lloyd H. Malchow and Kevin J. Cousins, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2008 Annual Meeting of Stockholders of SenoRx, Inc. to be held on June 5, 2008, at 10:00 a.m., local time, at SenoRx’s offices located at 11 Columbia, Suite A, Aliso Viejo, California 92656, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

						Please Mark your votes as indicated		☒

1.	Election of Director	FOR ☐	AGAINST ☐	2.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of our Company for the fiscal year ending December 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CLASS I NOMINEE:

VICKIE L. CAPPS

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE BY STRIKING THROUGH THE INDIVIDUAL’S NAME ABOVE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTOR; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES

SIGNATURE(S)	SIGNATURE(S)	Date:	, 2008

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If the stock you are voting is registered in the name of two or more persons, each should sign. Persons signing in a fiduciary capacity should use their respective titles. If shares are held by joint tenants or as community property, both parties should sign. If shares are held by a corporation, please give the full corporate name and have a duly authorized officer sign, stating title, and if the shares are held by a partnership, please have an authorized person sign in the name of the partnership.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

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Internet and telephone voting is available until 10:59 PM Pacific Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
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